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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2003

GOLDEN STAR RESOURCES LTD.
(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10579 Bradford Road, Suite 103 Littleton, Colorado (Address of principal executive offices)		80127-4247 (Zip Code)

Registrant's telephone number, including area code: (303) 830-9000

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        Golden Star Resources Ltd. ("we" or "our") has decided to reevaluate the mineral resource estimates for the Paul Isnard project in French Guiana, South America and has eliminated the previously reported measured and indicated mineral resources associated with this project. We expect to complete our reevalution of Paul Isnard by year-end 2003. Paul Isnard is a currently inactive property with no reserves. The decision to reevaluate Paul Isnard has no effect on our production estimates.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: August 6, 2003

Golden Star Resources Ltd.
By:	/s/ ALLAN J. MARTER Allan J. Marter Senior Vice President and Chief Financial Officer

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE